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Exhibit 10.10

INFORMATION TECHNOLOGY SERVICE AGREEMENT

        This INFORMATION TECHNOLOGY SERVICE AGREEMENT (this "Agreement") is made and entered into as of March 12, 2002 (the "Effective Date"), by and between CONEXANT SYSTEMS, INC., a Delaware corporation ("Conexant"), and SPECIALTYSEMI, INC. a Delaware corporation ("Specialtysemi") having its primary business operations located at 4311 Jamboree Road in Newport Beach, California. Conexant and Specialtysemi are referred to individually as "Party" and collectively as the "Parties."

BACKGROUND

        Specialtysemi desires to obtain from Conexant, and Conexant desires to provide to Specialtysemi, certain information technology services during the term of, and subject to the terms and conditions of, this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants herein and for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows.

AGREEMENT

        1.    DEFINITIONS.    The following terms, when used in this Agreement with initial capital letters, have the meanings ascribed to such terms in this Section 1.

          1.1   "24x7x365" means twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year.

          1.2   "Additional Services" means any services, functions, or responsibilities other than the Base Services, that Conexant will provide pursuant to Additional Services Orders mutually agreed upon in accordance with the process identified in Exhibit E. Additional Services include any Projects and any IT Services above the Current Scope of Service agreed upon by the Parties.

          1.3   "Additional Services Order" has the meaning given in Exhibit E.

          1.4   "Affiliate" means, with respect to any Entity, any other Entity controlled by, controlling, or under common control with such first Entity.

          1.5   "Base Services" means the information technology services identified on Exhibit A.

          1.6   "Conexant Holidays" for the balance of Conexant's fiscal year, ending September 27, 2002, include March 29, May 27, July 4, July 5, and September 2. Conexant Holidays beyond September 28, 2002 will be determined by Conexant consistent with past practices.

          1.7   "Contract Year" means each twelve (12) month period beginning on the Effective Date and each anniversary thereof during the Term.

          1.8   "Contribution Agreement" means the Contribution Agreement among Specialtysemi, Inc. Conexant Systems, Inc. and Carlyle Capital Investors, L.L.C. dated February 23, 2002.

          1.9   "Current Scope of Service" means the Specialtysemi Locations and number of Supported Specialtysemi Personnel; number of access accounts; functionality; processes; metrics for IT Service measurement; number, type and access to/of platforms; systems; Supported Software; Supported Hardware; and other limits on the scope of information technology services being performed by Conexant at the Specialtysemi Locations as of the Effective Date, all as set forth on Exhibit B.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          1.10 "Designated Software" means certain items of Supported Software set forth on Exhibit K [...***...]

          1.11 "Emergency" means a business critical situation with respect to a Mission Critical Service that will cause a quantifiable, material impact to the revenue or profit of Specialtysemi, as determined by Specialtysemi.

          1.12 "Entity" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

          1.13 "Governmental Body" means any (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction; (b) federal, state, local, municipal or foreign government (including any agency, department, bureau, division, court, or other administrative or judicial body thereof); or (c) governmental or quasi-governmental authority of any nature.

          1.14 "Hardware" means computer and communications equipment, including personal computers, modems, printers, mainframes, routers, cabling, and related equipment.

          1.15 "Intellectual Property Rights" means all trademark, trade name, trade secret, copyright, or patent rights, moral rights, and other proprietary rights throughout the world.

          1.16 "IT Services" means the Base Services and any Additional Services.

          1.17 "Mission Critical Services" means those services that require support on a 24x7x365 basis and specifically designated as "Mission Critical" on Exhibit A.

          1.18 "Person" means any individual, Entity or Governmental Body.

          1.19 "[...***...] Employees" means one (1) engineer and two (2) data specialists employed by [...***...]

          1.20 "Project" means a discrete project agreed upon by the Parties as Additional Services pursuant to Exhibit E.

          1.21 "Request" means each Specialtysemi question, issue, or request communicated to Conexant regarding IT Services. Conexant may require all Requests to be communicated in a specific format and through a specific media such as an Intranet Application to be provided by Conexant; provided, however, that, with respect to Mission Critical Services, Requests may be submitted via a telephone call with an appropriate individual designated from time to time by Conexant or, if no such individual is designated, with the Conexant Services Manager.

          1.22 "Service Hours" means, unless otherwise noted, the hours of 8 a.m. to 5 p.m. local time, Monday through Friday, excluding Conexant Holidays.

          1.23 "Service Levels" means the performance standards specifically designated on Exhibit J as "Service Levels."

          1.24 "Software" means software programs, including supporting documentation and online help facilities. Software includes applications software programs and operating systems software programs.

          1.25 "Specialtysemi Hardware" means those items of Supported Hardware owned by Specialtysemi as set forth on Exhibit D.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          1.26 "Specialtysemi Locations" means the Half Dome and El Capitan buildings located at 4311 Jamboree Road, Newport Beach, California. If the Parties mutually agree to add a new location pursuant to the provisions of Exhibit E, it will be included in the Specialtysemi Locations.

          1.27 "Specialtysemi Materials" means all documentation, software, ideas, data, information, and works of authorship provided by Specialtysemi to Conexant in connection with the IT Services. Specialtysemi Materials are exclusive of Supported Software, Supported Hardware and Contributed Assets (as defined in the Contribution Agreement), and any other assets held by Conexant prior to the Effective Date or provided by Conexant to Specialtysemi in connection with the IT Services.

          1.28 "Supported Software" means the items of Software listed on Exhibit C, together with all fixes, patches and upgrades thereto. New versions and releases of Supported Software (i.e., new code that adds material new features and functions) will be Supported Software if agreed by the parties pursuant to Exhibit E. In the event that new versions or releases of Supported Software are distributed to address infringement or misappropriation issues, such new versions and releases will be agreed by the parties to be Supported Software pursuant to Exhibit E to the extent such action is commercially reasonable.

          1.29 "Supported Hardware" means the items of Hardware listed on Exhibit D.

          1.30 "Supported Specialtysemi Personnel" means up to [...***...] employees of Specialtysemi either (i) located at the Specialtysemi Locations or (ii) located remotely and accessing the systems serving the Specialtysemi Locations.

          1.31 "Wafer Supply Agreement" means the Wafer Supply and Services Agreement between Specialtysemi, Inc. and Conexant Systems, Inc. of even date herewith.

        2.    RIGHTS AND LICENSES

          2.1    Designated Software.    Upon receipt of any necessary third party consents, [...***...], Conexant shall assign and transfer to Specialtysemi, [...***...], all of Conexant's right, title and interest in and to a portion of the end-user licenses it holds with respect to Designated Software. The assignment and transfer of end-user licenses by Conexant to Specialtysemi shall be evidenced by such documents as reasonably may be agreed upon by the Parties. Notwithstanding any provision of this Agreement to the contrary, nothing herein shall be deemed to constitute an agreement to assign any end-user license or any right or privilege thereunder if an attempted assignment thereof, without the consent of one or more Persons, would constitute a breach of such end-user license unless such consent has been obtained.

          2.2    Designated Software and Materials.    Specialtysemi hereby grants to Conexant, [...***...], a limited right to install, execute, copy, modify, display, and otherwise use all Designated Software and all Specialtysemi Materials, solely in order to perform IT Services under this Agreement if and only to the extent allowed by the license agreements relating to the Supported Software.

          2.3    Specialtysemi Hardware.    Specialtysemi hereby grants to Conexant, [...***...], a limited right to use the Specialtysemi Hardware solely in order to perform IT Services under this Agreement.

          2.4    Required Consents.    Prior to Conexant obtaining access to any Supported Software or Supported Hardware, Conexant will obtain all consents, approvals, and agreements that may be required from third parties for the grant of rights under Sections 2.2 and 2.3 and for Conexant to perform the IT Services (the "Required Consents"); provided however, that Specialtysemi will obtain any Required Consents applicable to Specialtysemi Hardware and Specialtysemi Materials (the "Specialtysemi Required Consents"). If Conexant does not obtain any Required Consent or Specialtysemi does not obtain any Specialtysemi Required Consent, the Parties will meet to mutually agree upon alternative approaches to permit Conexant to perform the IT Services.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          2.5    Costs of Assignment and Consents.    Specialtysemi shall pay [...***...] of any and all third party fees or costs associated with Sections 2.1 and 2.4 hereof (other than with respect to Specialtysemi Materials, for which Specialtysemi shall pay [...***...] (collectively, the "Assignment and Consent Costs"); provided however, that Specialtysemi shall pay to Conexant such [...***...] Thereafter, Conexant and Specialtysemi shall each pay [...***...] of the Assignment and Consent Costs.

        3.    SERVICES

          3.1    Base Services.    Subject to the terms and conditions of this Agreement, during the Term, Conexant will provide to Specialtysemi, and Specialtysemi will obtain from Conexant, the Base Services for the Specialtysemi Locations. During the Term, and for so long as Conexant is not in breach of any material term or provision contained herein (including, without limitation, the Service Levels), or, if such breach exists, so long as Conexant cures such breach within a reasonable time after notice thereof from Specialtysemi, Conexant will be the exclusive provider for the types of services identified in Exhibit A at the Specialtysemi Locations.

          3.2    Mission Critical Services.    Conexant shall provide Base Services for all "Mission Critical Services" on a 24x7x365 basis during the Term of this Agreement, including without limitation, during Conexant Holidays before and after October 1, 2002, and in accordance with the Service Levels set forth on Exhibit J.

          3.3    Additional Services.    Subject to the terms and conditions of this Agreement, during the Term Conexant will provide to Specialtysemi any Additional Services agreed upon by the Parties pursuant to the procedures of Exhibit E.

          3.4    Obsolescence.    In the event specific services or systems provided hereunder become obsolete to the operations of Specialtysemi, the Parties may eliminate or replace such services or systems upon mutual agreement.

          3.5    Subcontracting.    Specialtysemi understands that before and after the date of this Agreement, Conexant may have contracted, and may in the future contract, with third parties to provide services in connection with all or any portion of the IT Services to be provided under this Agreement. Conexant reserves the right to continue to contract with third parties to provide the foregoing or to enter into new contractual relationships for any of the foregoing; provided that no such subcontracting shall relieve Conexant from its obligations hereunder.

          3.6    Performance.    Conexant will perform the Base Services in conformance with the applicable Service Levels and in a manner consistent with the way in which the Base Services were provided within Conexant immediately prior to the Effective Date. In the event that Mission Critical Services or systems are disrupted for a period exceeding [...***...] each, Conexant will provide credits (the "Credit" or "Credits") to Specialtysemi as described in Section 7.5.

          3.7    Relationship with Wafer Supply Agreement.    The Parties acknowledge that, under certain circumstances, Conexant's failure to provide IT Services hereunder may impact Conexant's rights and obligations under Section 2.2(e) of the Wafer Supply Agreement.

        4.    SPECIALTYSEMI OBLIGATIONS

          4.1    Conexant Policies.    Specialtysemi will comply with Conexant's reasonable policies, procedures, requirements, and restrictions with respect to Specialtysemi's use of IT Services.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          4.2    Cooperation.    In order to enable Conexant to perform the IT Services, Specialtysemi and Conexant will provide such mutual cooperation and assistance as reasonably requested by the other Party. Such cooperation and assistance shall include providing to Conexant in a timely manner answers to questions, information, technical consultation, and, where applicable, acceptances. Specialtysemi's Services Manager (as described in Section 6.1 below) will be the Specialtysemi principal point of contact for obtaining the foregoing. Conexant shall be excused from performing its obligations and meeting any Service Levels to the extent Conexant's performance is actually prevented or hindered by: Specialtysemi's nonperformance; the failure by Specialtysemi personnel or any Specialtysemi third-party contractor to adequately perform its tasks related to the IT Services; unreasonable, untimely, inaccurate, or incomplete information from Specialtysemi; the failure of any Hardware or Software that is not the fault of Conexant; or the occurrence of an event described in Section 14.3; Specialtysemi agrees that, in connection with the foregoing, Conexant shall be entitled to an extension of time to complete the affected IT Services and, if applicable, an adjustment of the applicable fees.

          4.3    Supported Software and Supported Hardware.    Unless otherwise expressly agreed by the Parties in writing, Conexant is responsible for procuring and [...***...] all existing third-party licenses, leases, support, service, maintenance and other agreements (collectively, the "Ancillary Agreements") for the Supported Software and Supported Hardware; provided however, that Specialtysemi shall be responsible for procuring and maintaining [...***...] all Ancillary Agreements for Specialtysemi Hardware.

          4.4    New Software and Hardware.    Any new or additional Software or Hardware that Conexant may require from time to time to perform the IT Services will be purchased, leased, or licensed by Specialtysemi in its own name [...***...]. Upon request, Conexant will process such purchases in a manner consistent with the way in which such purchases were processed within Conexant immediately prior to the Effective Date.

          4.5    Facilities.    During the Term, at such times that Conexant personnel are co-located with Specialtysemi personnel, Specialtysemi will provide to Conexant, [...***...] the space, office furnishings, janitorial service, telephone service, utilities, duplicating service, and office related equipment and supplies that Conexant may reasonably require to provide the IT Services. To the extent reasonably necessary to perform the IT Services, Specialtysemi will provide Conexant access to the Specialtysemi Locations twenty-four (24) hours per day, seven (7) days per week. Specialtysemi will provide reasonable storage space for backup files and otherwise as reasonably requested in connection with the IT Services. Conexant agrees that it is subject to, and will comply with, any and all reasonable security and facility requirements generally applicable to third party contractors at the Specialtysemi Locations (including, at all times, the display of proper identification and limited (or prohibited) access to certain locations); provided that Conexant is given prior notice of such requirements.

        5.    RESTORATION OF DATA AND MISSION CRITICAL SERVICES.

          5.1    Back-up and Restoration of Data.    In accordance with the policies and procedures set forth on Exhibit G, Conexant shall periodically generate archive copies of the information contained on those servers included within the Supported Hardware. If Specialtysemi's machine-readable files are lost, destroyed or impaired, Conexant will attempt to recover a prior version of the files from back-up media maintained by Conexant. If Conexant is unable to restore Specialtysemi's files from back-up media, Conexant will use commercially reasonable efforts to perform such restoration as can reasonably be performed using machine-readable source data furnished by Specialtysemi. Any recovery or restoral efforts in addition to the foregoing or with respect to Specialtysemi files that are lost, destroyed, or impaired by the acts or omissions of Specialtysemi or its personnel or third party contractors will be performed as agreed by the Parties as Additional Services.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        6.    COORDINATION AND COMMUNICATION

          6.1    Services Managers.    Specialtysemi and Conexant will each appoint a single "Services Manager" who will serve as the primary point of contact for the other Party for matters related to this Agreement. Either Party may replace its Services Manager with an individual of comparable qualifications and experience by notifying the other Party of such new appointment.

          6.2    Escalation.    All matters regarding the performance of IT Services under this agreement first shall be brought to the attention of the Services Managers assigned to Specialtysemi and Conexant. It will be the responsibility of the Services Managers to communicate and develop a resolution for such matters, and only those matters handled in compliance with this procedure will be addressed and reported on. In the event the Services Managers are unable to mutually agree upon a resolution of any matter, the escalation procedures set forth on Exhibit H shall apply. Concurrently with the procedures set forth on Exhibit H, Conexant shall resolve all matters relating to Mission Critical Services in accordance with the escalation procedures set forth on Exhibit I. Only the Specialtysemi Services Manager or his designee may declare an "Emergency." If an "Emergency" is declared, the Conexant Services Manager will provide the Specialtysemi Services Manager with hourly updates (via telephone, voicemail, email or any other reasonable form of communication) on the progress to resolution of the "Emergency."

          6.3    Arbitration.    If any dispute occurs between the parties arising out of or relating to this Agreement or its execution or performance, whether such dispute is in contract, tort or otherwise, it will be submitted to arbitration in accordance with the procedures set forth in Section 10.18 of the Contribution Agreement among Specialtysemi, Conexant and Carlyle Capital Investors, L.L.C. dated February 23, 2002.

          6.4    Reports.    No later than the [...***...], Conexant will furnish to Specialtysemi a report (the "[...***...] Performance Report") that shows Conexant's performance during [...***...] of the Base Services measured against the applicable Service Levels. Each [...***...] Performance Report shall be prepared in a manner consistent with the way in which such reports were provided within Conexant immediately prior to the Effective Date; provided that, with respect to Mission Critical Services, each [...***...] Performance Report will contain at least the following data: (i) date and time of each reported problem; (ii) name of Services Manager handling the report; (iii) trouble ticket number assigned to the problem; (iv) name of person reporting the problem; (v) brief description of the problem (vi) date and time of problem resolution; (vii) brief description of resolution of the problem; (viii) date and time that problem resolution was reported to Specialtysemi; (ix) total time for problem resolution; and (x) such other information as Specialtysemi may reasonably request.

          6.5    Service Performance Reviews.    The Services Managers will meet formally each month and informally as needed in order to review Service Levels, address new requirements, review outstanding issues and new issues and other items as needed. Each Services Manager will submit to the other a list of agenda items no less than [...***...] prior to the scheduled meeting. Meetings will be scheduled based on the availability of both Services Managers.

          6.6    Agreement Review.    [...***...] the Parties will [...***...] meet, formally review and, to the extent mutually agreed upon by the Parties, update the terms, pricing, conditions and other details of this Agreement so that the on-going business requirements of Conexant and Specialtysemi are met.

        7.    PRICING & PAYMENTS

          7.1    Fees for Base Services.    Specialtysemi will pay Conexant each month the Base Services Fee for such month. [...***...] Notwithstanding the preceding sentence and subject to the mutual agreement of the Parties, the Base Services Fee may be adjusted to reflect a change in costs, if any, resulting from the elimination of obsolete services or systems, or the replacement of such services or systems, and the related modification, if any, to the Base Services.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          7.2    Fees for Additional Services.    For each month during which Conexant provides and Specialtysemi agrees to purchase Additional Services, Specialtysemi will pay Conexant at the rates set forth in the applicable Additional Services Order (the "Additional Services Fees"); provided however, that such rates shall be [...***...]

          7.3    Expenses.    In addition to the Base Services Fee, Specialtysemi will reimburse Conexant for any expenses of the types identified in Exhibit F attached hereto (and any other expenses that the Parties reasonably and mutually agree should have been identified in Exhibit F) that are incurred by Conexant in connection with, and only to the extent necessary for, performance of IT Services.

          7.4    Adjustments.    Conexant reserves the right to adjust, [...***...] upon notice to Specialtysemi no later than [...***...] (which notice shall contain a reasonably detailed summary of each significant component of the Base Services and the fees to be charged therefore), the Base Services Fee for each Contract Year beginning with the [...***...] provided, however, that for the [...***...], the Base Services Fee for IT Services that Conexant is performing as of the end of the [...***...] Contract Year (the "[...***...] Year Base Fee") will not increase by more than an amount equal to [...***...] (the "[...***...] Year Adjustment"). Notwithstanding the preceding sentence and subject to the mutual agreement of the Parties, the Base Services Fee may be adjusted to reflect a change in costs, if any, resulting from the elimination or replacement of obsolete services or systems.

          7.5    Credits.    In the event that (i) Mission Critical Services or systems are disrupted for a period exceeding [...***...] from Conexant's actual receipt of a Request therefor and (ii) such disruption reduces planned utilization of Capacity (as defined in the Wafer Supply Agreement) by an amount greater than [...***...] of Capacity. Conexant will provide Credits to Specialtysemi. The amount of each Credit will be equal to [...***...]

          7.6    Taxes.    The fees and charges of Conexant under this Agreement exclude all applicable income, franchise, excise, sales, use, gross receipts, value added, goods and services, property, or similar tax imposed by any federal, state, or local taxing authority ("Taxes"), and Specialtysemi will be responsible for payment of all such Taxes and any related penalties and interest, arising from the payment of fees and charges to Conexant. Specialtysemi will indemnify and hold Conexant harmless from any and all damages, losses, liabilities, demands, awards, assessments, costs, penalties, and expenses, arising directly or indirectly from Specialtysemi's failure to collect or pay any of the Taxes required to be collected or paid by Specialtysemi.

          7.7    Invoicing.    On or about the [...***...] Conexant will invoice Specialtysemi for an amount equal to the Base Services Fee for [...***...] any applicable Additional Services Fees for the preceding [...***...] any expenses reimbursable under Section 7.3, and other amounts due under this Agreement. Specialtysemi will pay [...***...] no later than [...***...] after receipt of an invoice. Specialtysemi will pay interest on all payments received more than [...***...] after the invoice date at the rate of [...***...]. In the event Specialtysemi fails to pay any invoiced amount within [...***...] after the date of the invoice Conexant shall have the right to suspend the performance of IT Services, and such breach shall be sufficient cause for termination of this Agreement by Conexant.

          7.8    Invoice Records.    Conexant will maintain complete and accurate records of the fees billed to Specialtysemi in accordance with generally accepted accounting principles. Conexant will maintain such records applicable to fees for a period of [...***...] after Specialtysemi is invoiced for such fees.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

        8.    CONFIDENTIALITY OBLIGATIONS.    The Parties acknowledge that any nonpublic information disclosed or provided by one Party to another Party in connection with this Agreement will be subject to the Confidentiality Agreement between the Parties dated February 23, 2002 (the "Confidentiality Agreement").

        9.    ACCESS TO COMPUTER SYSTEMS.    If either Party is given access to any equipment, computer, software, network, electronic files, or electronic data storage system owned or controlled by the other Party, the Party provided access shall limit such access and use solely to provide or receive, as applicable, IT Services under this Agreement and shall not access or attempt to access any equipment, computer, software, network, electronic files, or electronic data storage system, other than those specifically required to provide or receive, as applicable, the IT Services. Each Party shall limit such access to those individuals with a requirement to have such access in connection with this Agreement, shall advise the other Party in writing of the name of each such person who will be granted such access, and shall strictly follow all security rules and procedures of the other Party for use of that Party's electronic resources. All user identification numbers and passwords disclosed to a Party by the other Party and any nonpublic information of a Party obtained by the other Party as a result of their access to and use of any equipment, computers, software, networks, electronic files, and electronic data storage systems owned or controlled by the disclosing Party, shall be deemed to be, and shall be treated as, subject to the Confidentiality Agreement. Each Party agrees to cooperate with the other Party in the investigation of any apparent unauthorized access by the first Party to any equipment, computer, software, network, clean-room, electronic file, or electronic data storage systems owned or controlled by the other Party, or any apparent unauthorized release of nonpublic information by the first party's employees.

        10.    LIMITATIONS OF LIABILITY

          10.1    Waiver.    IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY LOSS OF PROFIT, INDIRECT, INCIDENTAL, SPECIAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR RELATING TO THIS AGREEMENT, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OCCURRING.

          10.2    Liability Limit.    IN NO EVENT WILL THE AGGREGATE LIABILITY OF EITHER PARTY UNDER THIS AGREEMENT EXCEED [...***...]. IN NO EVENT WILL THE FOREGOING LIMIT SPECIALTYSEMI'S OBLIGATION TO MAKE PAYMENTS UNDER SECTION 7.7 FOR SERVICES RENDERED HEREUNDER.

          10.3    Basis of the Bargain.    EACH PARTY ACKNOWLEDGES THAT THE MUTUAL LIMITATIONS OF LIABILITY CONTAINED IN THIS SECTION 10 REFLECT THE ALLOCATION OF RISK SET FORTH IN THIS AGREEMENT AND THAT NEITHER PARTY WOULD ENTER INTO THIS AGREEMENT WITHOUT THESE LIMITATIONS ON LIABILITY.

        11.    REPRESENTATIONS AND WARRANTIES AND LIMITATIONS.

          11.1    DISCLAIMER.    EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 11, THE IT SERVICES PROVIDED UNDER THIS AGREEMENT ARE PROVIDED "AS IS." EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS SECTION 11, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES UNDER THIS AGREEMENT, AND EACH PARTY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, AND NON-INFRINGEMENT.

          11.2     Each party represents that it has the requisite corporate authority to enter into this Agreement and to grant the rights granted herein, and that there are no outstanding rights, agreements, grants, encumbrances, obligations or restrictions that would prevent such party from performing under the terms of this Agreement.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          11.3     Each party represents that it will comply with all applicable federal, state and local laws and regulations in the performance of its obligations hereunder.

          11.4     Conexant will perform the IT Services in a manner consistent with the way in which the IT Services were provided within Conexant immediately prior to the Effective Date.

        12.    INDEMNIFICATION.

          12.1     Conexant will, at its expense, defend, indemnify, and hold Specialtysemi harmless from and against any and all claims, actions, demands, suits, losses, liabilities, judgments, expenses and costs (including reasonable attorneys' fees and fees of other professionals) ("Claims") (a) resulting from a claim by a [...***...], or (b) arising out of or relating to any personal injury (including death) or loss or damage to tangible property (other than data or information) to the extent such injury or damage is the result of negligence or wrongful misconduct of Conexant or its employees. Specialtysemi will use [...***...] to notify Conexant [...***...] in writing of any Claim for which Specialtysemi believes it is entitled to indemnification under this Section 12.1; however, Conexant will be relieved of its indemnification obligations under this Section 12.1 only if and to the extent that the failure to receive [...***...] notice materially prejudices Conexant's ability to defend the Claim. If Specialtysemi tenders defense of any such Claim to Conexant, Conexant must assume and bear the cost of the defense of the Claim. Specialtysemi may, at its option and expense, retain its own counsel to participate in any proceeding related to a Claim.

          12.2     Specialtysemi will, at its expense, defend, indemnify, and hold Conexant harmless from and against any and all Claims (a) resulting from a claim by [...***...], or (b) arising out of or relating to any personal injury (including death) or loss or damage to tangible property (other than data or information) to the extent such injury or damage is the result of negligence or wrongful misconduct of Specialtysemi or its employees. Conexant will use [...***...] to notify Specialtysemi [...***...] in writing of any Claim for which Conexant believes it is entitled to indemnification under this Section 12.2; however, Specialtysemi will be relieved of its indemnification obligations under this Section 12.2 only if and to the extent that the failure to receive [...***...] notice materially prejudices Specialtysemi's ability to defend the Claim. If Conexant tenders defense of any such Claim to Specialtysemi, Specialtysemi must assume and bear the cost of the defense of the Claim. Conexant may, at its option and expense, retain its own counsel to participate in any proceeding related to a Claim.

        13.    TERM AND TERMINATION

          13.1    Term.    The term of this Agreement (the "Term") will begin on the Effective Date and will continue until the [...***...] of the Effective Date unless earlier terminated as provided herein.

          13.2    Termination for Cause.    Each Party may terminate this Agreement in its entirety upon written notice if the other Party breaches any material term of this Agreement and fails to cure such breach within [...***...] after receipt by the breaching Party of written notice from the non-breaching Party describing such breach.

          13.3    Access to Assets.    In the event that this Agreement is terminated by Specialtysemi in accordance with Section 13.2 above, Specialtysemi shall have the right to access all assets used by Conexant to provide the IT Services to Specialtysemi, to the extent Conexant is lawfully permitted to provide such access, for a period not to exceed [...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

          13.4    Termination Services.

          (a)    Actions Upon Termination or Expiration.    Upon the expiration of this Agreement or its termination by either Party for any reason, other than a termination of this Agreement by Conexant for breach hereof by Specialtysemi, Conexant shall provide Specialtysemi with IT Services and transition services as provided in this Section. [...***...]

          (b)    Cooperation.    As soon as practicable after a notice of termination has been given or, in the absence of such notice, not later than [...***...] prior to the end of the Term, Conexant and Specialtysemi shall meet to prepare and agree upon Additional Services to be provided by Conexant in connection with the termination of the IT Services (the "Termination Services"), [...***...] Conexant shall use commercially reasonable efforts to assist Specialtysemi in effecting a transition of the IT Services, in a manner consistent with then-current industry best practices, to Specialtysemi or another service provider chosen by Specialtysemi.

          (c)    Termination Services Period.    Conexant will continue to provide IT Services as well as Termination Services for up to [...***...] after a notice of termination has been given or, in the absence of such notice, not later than [...***...] prior to the end of the Term.

          (d)    Termination Services Generally.    The Termination Services shall include, at a minimum: (i) converting data as needed for, and providing parallel services until, transition of the IT Services to a new provider; (ii) providing reasonable on-site technical support regarding transition of the IT Services; (iii) cooperating with Specialtysemi or its designated vendor in developing reasonably required interfaces, and (iv) such other services as shall be reasonably necessary to facilitate, without interruption to the IT Services, the orderly transition of IT Services to Specialtysemi or its new provider of services in a manner consistent with then-current industry best practices. Specialtysemi shall be responsible for procuring and maintaining, at its own expense, all third-party licenses, leases, support, service, maintenance and other agreements required to transition IT Services to Specialtysemi or its new provider of services.

        14.    GENERAL

          14.1    Notices.    Except as otherwise provided, all notices that are permitted or required under this Agreement shall be in writing, in English, and shall be deemed given when delivered by "certified mail", addressed as follows, or to such other person or address as may be designated by notice to the other Party:

    If to Specialtysemi, to:

      Specialtysemi, Inc.
      c/o The Carlyle Group
      101 S. Tryon Street, 25th Floor
      Charlotte, N.C. 28280
      Attn: Claudius E. Watts, IV
      Facsimile: (704) 632-0299

    With copies to (not effective for purposes of notice):

      Latham & Watkins
      555 Eleventh Street, N. W., Ste. 1000
      Washington, D.C. 20004-1304
      Attn: Raymond B. Grochowski, Esq.
      Facsimile: (202) 637-2201

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

    or if to Conexant, to:

      Conexant Systems, Inc.
      4311 Jamboree Road
      Newport Beach, CA 92660-3095
      Attention: General Counsel
      Facsimile: (494) 483-9576

    With a copy to (not effective for purposes of notice):

      Cooley Godward LLP
      4401 Eastgate Mall
      San Diego, CA 92121-1909
      Attn: Carl R. Sanchez
      Facsimile: (858) 550-6420

          14.2    Choice of Law; Consent to Jurisdiction.    This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

          14.3    Force Majeure.    Neither Party will be liable for delays or failure to perform the Services if due to any cause or conditions beyond its reasonable control, including delays or failures due to acts of God, natural disasters, acts of civil or military authority, fire, flood, earthquake, strikes, wars, or utility disruptions (shortage of power).

          14.4    Assignment.    No Party to this Agreement shall be permitted to assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of the other Party; except that (i) Specialtysemi may, without consent, assign all such rights and obligations to any Affiliate controlling Specialtysemi or to any Person providing financing to Specialtysemi, or to any Affiliate controlling Specialtysemi, as collateral security for such financing provided that no such assignment shall relieve Specialtysemi from its obligations hereunder, (ii) Conexant may, without such consent, assign all such rights and obligations to any Affiliate controlling Conexant provided that no such assignment shall relieve Conexant from its obligations hereunder and (iii) any Party may, without such consent, assign all such rights and obligations to any Person who acquires, directly or indirectly, all or any substantial portion of the assets or securities of such Party provided that no such assignment shall relieve the assigning Party from its obligations hereunder. In addition to the foregoing, Conexant may assign, delegate or sublicense all of its rights and obligations under this Agreement to (i) the acquiring entity of a sale or other disposition of all or substantially all of the assets of any line of business or division of Conexant, or (ii) any other party that is created as a result of a spin-off from, or similar reorganization transaction of, Conexant or any line of business or division of Conexant, including without limitation Conexant's IT Support Services organization, provided that no such assignment shall relieve Conexant from its obligations hereunder. In the event of an assignment pursuant to this Section 14.4, Conexant and Specialtysemi shall, at either Party's request, use good faith, commercially reasonable efforts to take such actions as may be reasonably required to assure that the rights and obligations under this Agreement are preserved.

          14.5    Entire Agreement; Amendment; Waivers.    This Agreement, together with all Exhibits hereto, constitutes the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

          14.6    Invalidity.    In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, is, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument and the invalid, illegal or unenforceable provision shall be deemed modified so as to be valid, legal and enforceable to the maximum extent allowed under applicable law.

          14.7    Construction.    The headings of the Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. All Section and Exhibit references in this Agreement are to Sections and Exhibits, respectively, of or to this Agreement unless specified otherwise. Unless expressly stated otherwise, when used in this Agreement the word "including" means "including but not limited to." The Parties have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise or disfavor any Party by virtue of the authorship of any provisions of this Agreement.

          14.8    Parties Obligated and Benefited.    This Agreement will be binding upon the Parties hereto and their respective permitted assigns and successors in interest and will inure solely to the benefit of such Parties and their respective permitted assigns and successors in interest, and no other Person.

          14.9    Relationship.    Nothing in this Agreement shall be deemed or construed as creating a joint venture or partnership between the Parties. Neither Party is by virtue of this Agreement authorized as an agent, employee, or legal representative of the other Party, and the relationship of the Parties is, and at all times will continue to be, that of independent contractors

          14.10    Counterparts.    This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which will constitute one and the same agreement.

          14.11    Execution.    This Agreement may be executed by facsimile signatures and such signature will be deemed binding for all purposes of this Agreement, without delivery of an original signature being thereafter required.

        The Parties have executed this Agreement as of the Effective Date.

SPECIALTYSEMI, INC.		CONEXANT SYSTEMS, INC.
By:	/s/ CLAUDIUS E. WATTS IV	By:	/s/ DWIGHT DECKER
Name:	Claudius E. Watts IV	Name:	Dwight Decker
Title:	President	Title:	Chief Executive Officer

EXHIBIT A

BASE SERVICES

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

A-1

EXHIBIT B

CURRENT SCOPE OF SERVICE

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

B-1

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

B-2

EXHIBIT C

SUPPORTED SOFTWARE

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

EXHIBIT D

SUPPORTED HARDWARE

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

EXHIBIT E
BUSINESS PROCEDURES/PROCESSES

1.     Additional Services Generally.

  a.
  Additional Services may be initiated by either Party to cover changes to the Base Services or Current Scope of Service, requested Projects, or other Additional Services as well as changes to the current planning parameters and assumptions, or the operating business environment.

  b.
  If the Parties agree that Conexant will provide Additional Services, then they will document their agreement in an Additional Services Order signed by both Parties. Each Additional Services Order will include (a) the effective date and term, (b) obligations of Conexant and a description of the Additional Services, (c) obligations of Specialtysemi, including facilities and additional hardware and software to be provided, (d) fees and/or rates for the Additional Service, and (e) any other agreed upon terms. When the duly authorized representatives of each Party have executed an Additional Services Order, it will become effective and will become subject to the terms and conditions of this Agreement. In the event of any conflict, ambiguity, or inconsistency between the terms of the Additional Services Order and the terms of this Agreement, the terms of the Additional Services Order will control, but only with respect to such Additional Services Order.

2.
Project Services. For Additional Services that will be performed as a discrete Project, the following terms apply.

a.
The Project objectives and scope must be documented and accepted by Specialtysemi and Conexant in an Additional Services Order before commencement of the Project.

b.
The Project will have a Project Manager, from Conexant, and a Customer Contact, from Specialtysemi. These positions must be established, and accepted, prior to the commencement of the Project.

c.
Conexant will follow the [...***...] methodology for conducting its Projects. This methodology will be clearly stated and documented prior to the commencement of the Project.

d.
In order to enable Conexant to successfully complete the Project, Specialtysemi may be required to complete certain tasks, provide Conexant with cooperation and assistance, as may be reasonable under the scope of the project. Specialtysemi acknowledges that its failure to perform its obligations under the scope of the Project could result in delays on the part of Conexant in completing the Project on schedule. Accordingly, Conexant shall be excused from performing its obligations to the extent Conexant's performance is actually prevented or hindered by Specialtysemi's nonperformance, and Specialtysemi agrees that Conexant shall be entitled to extension of time to complete the affected services and, if applicable, an adjustment of the applicable fee.

e.
According to the accepted Project methodology, and within a reasonable time, Conexant will provide Specialtysemi with a detailed list of accepted deliverables (objectives) for the Project, a detailed Project schedule, and a Project budget. The requirements list, budget and schedule needs to be accepted by both Parties for the continued completion of the Project.

f.
Conexant and Specialtysemi will hold periodic management reviews to track the progress of the Project. The duration and frequency of these reviews will be established prior to the commencement of each Project.

g.
Conexant will invoice Specialtysemi according to the payment terms established in Section 8 of the Agreement.

h.
Specialtysemi will be responsible for any on-going expenses associated with the project during the project and following the project's completion, including, but not limited to networking, hardware and software maintenance, etc., as documented in an Additional Service Order.

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

E-1

EXHIBIT F
REIMBURSABLE EXPENSES

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

F-1

EXHIBIT G
BACKUP AND RECOVERY POLICY

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

G-1

EXHIBIT H
ESCALATION POLICY—ALL IT SERVICES

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

H-1

EXHIBIT I
ESCALATION POLICY—MISSION CRITICAL SERVICES

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

H-2

EXHIBIT J
SERVICE LEVELS

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

J-1

EXHIBIT K
DESIGNATED SOFTWARE

[...***...]

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol [...***...]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

K-1

QuickLinks

  Exhibit 10.10
INFORMATION TECHNOLOGY SERVICE AGREEMENT